EXHIBIT 17

                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER


                   AMENDMENT dated as of February 3, 1995 among QVC, INC. ("QVC"), COMCAST CORPORATION ("Comcast"), TCI CABLE IN-VESTMENTS, INC. ("Old Liberty"), LIBERTY MEDIA CORPORATION ("Liberty") AND QVC PROGRAMMING HOLDINGS, INC. ("Buyer")


                              W I T N E S S E T H :


                   WHEREAS, QVC, Comcast, Old Liberty and Buyer have heretofore entered into an Agreement and Plan of Merger dated as of August 4, 1994 (the "Agreement");

                   WHEREAS, the corporate name of Buyer was changed from COMCAST QMERGER, INC. to QVC PROGRAMMING HOLDINGS, INC. on Au-gust 5, 1994;

                   WHEREAS, the corporate name of Old Liberty was changed from LIBERTY MEDIA CORPORATION to TCI CABLE INVEST-MENTS, INC.;

                   WHEREAS, pursuant to the Agreement, Old Liberty has heretofore assigned its rights under the Agreement to Liberty;

                   WHEREAS, the parties hereto desire to amend the Agreement to provide for a new merger structure whereby Buyer, rather than MergerCo (as defined in the Agreement), shall be merged directly with and into QVC;

                   WHEREAS, the parties hereto also desire to amend the Agreement to provide, among other things, that (i) QVC, rather than Buyer, shall fund the "Rabbi" trust and (ii) QVC shall be authorized to draw, or permit to be drawn, cash funds from the "Rabbi" trust for the purpose of repurchasing any outstanding QVC Stock Options after completion of the Offer; and

                   WHEREAS, the parties hereto desire to amend the Agreement to permit QVC to lend Buyer funds in order to finance certain costs of the Transactions.

                   NOW, THEREFORE, the parties hereto agree as follows:

                   SECTION 1. Definitions; References. Unless other-wise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "here-under", "herein" and "hereby" and each other similar ref-


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         erence and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

                   SECTION 2.  Amendments to the Agreement.

                   SECTION 2.01 Change of Merger Structure. The Agree-ment is hereby amended such that the Merger shall be effected by a merger of Buyer with and into QVC, after which QVC shall be the surviving corporation, and shall not be effected by a merger of MergerCo with and into QVC. Where necessary to effect the intentions set forth in the preceding sentence and the purpose stated in the fifth recital to this First Amendment to Agreement and Plan of Merger (the "Amendment"), (i) refer-ences in the Agreement to MergerCo are hereby deemed to refer to Buyer, and (ii) all other appropriate changes are hereby deemed to be made to the Agreement. Except as explicitly provided in this Section 2.01, no other changes are deemed made to the structure of the Merger set forth in the Agreement.

                   SECTION 2.02 Acknowledgement of Assignment. The parties hereto hereby acknowledge the assignment by Old Liberty of all of its rights under the Agreement to Liberty. This acknowledgement and the referenced assignment shall not in any way affect Old Liberty's obligations under the Agreement.

                   SECTION 2.03 Funding of the "Rabbi" trust. Section 6.10(b) of the Agreement is hereby amended to provide that QVC, and not Buyer, shall establish and make the deposit of cash funds into the "Rabbi" trust established pursuant to such sec-tion. In addition, payments from the "Rabbi" trust will be permitted prior to the Effective Time, in accordance with
         Section 2.04(b) of the Agreement.

                   SECTION 2.04  Repurchase of QVC Stock Options.
         Section 2.04 of the Agreement is hereby amended as follows:

                   (i) The text of such section shall now become Sec-tion 2.04(a) of the Agreement; and

                  (ii) there shall be inserted a new Section 2.04(b), which shall read as follows: "Notwithstanding any provision to the contrary in either Section 2.04(a) or any other Section of this Agreement, QVC is hereby permitted to accelerate unvested QVC Stock Options at any time and to offer and to repurchase, at a price equal to the difference between $46.00 per share and the per share option exercise price, any QVC Stock Options (whether or not then exercisable) which remain outstanding after the acceptance for payment by Buyer (or a subsidiary of Buyer) of Shares pursuant to the Offer. Such repurchase may be


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         made with cash funds drawn by QVC (or paid to the option
         holder) from the "Rabbi" trust referred to in Section 6.10(b) of this Agreement (or QVC may be reimbursed for such repurchase with such funds). It is hereby understood and agreed by the parties hereto that no action taken by QVC permitted by this
         Section 2.04(b) shall constitute a breach by QVC of any rep-resentation or covenant of QVC in this Agreement."

                   SECTION 2.05 QVC Loan. The Agreement is hereby amended to insert a new Section 1.13, which shall read as fol-lows: "QVC Loan. Notwithstanding any provision to the con-trary in the Agreement, QVC shall be permitted to lend, on terms and conditions agreed to between QVC and Buyer, funds to Buyer in order to finance the costs of the Transactions. It is hereby understood and agreed by the parties hereto that no action taken by QVC permitted by this Section 1.13 shall con-stitute a breach by QVC of any representation or covenant of QVC in this Agreement."

                   SECTION 3. Ratification of Agreement. The Agree-ment, as amended by this Amendment, is hereby ratified, con-firmed and adopted in all respects.

                   SECTION 4. Governing Law. Except to the extent that Delaware Law may be applicable to the Merger and the rights of the stockholders of QVC, this Amendment shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

                   SECTION 5. Counterparts; Effectiveness. This Amend-ment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same in-strument. This Amendment shall become effective as of the date hereof.















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                   IN WITNESS WHEREOF, Comcast, Old Liberty, Liberty,
         Buyer and QVC have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       COMCAST CORPORATION



                                       By/s/
                                         Name:
                                         Title:


                                       TCI CABLE INVESTMENTS, INC.



                                       By/s/
                                         Name:
                                         Title:


                                       LIBERTY MEDIA CORPORATION



                                       By/s/
                                         Name:
                                         Title:


                                       QVC PROGRAMMING HOLDINGS, INC.



                                       By/s/
                                         Name:
                                         Title:


                                       QVC, INC.



                                       By/s/    Neal S. Grabell
                                         Name:  Neal S. Grabell
                                         Title: Senior Vice President,
                                                   General Counsel and
                                                   Corporate Secretary


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